UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 14, 2022

     Annaly Capital Management Inc
(Exact Name of Registrant as Specified in its Charter)

Maryland		1-13447	22-3479661
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas
New York,	New York		10036
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NLY	New York Stock Exchange
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.F	New York Stock Exchange
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.G	New York Stock Exchange
6.75% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.
Executives of Annaly Capital Management, Inc. (the “Company”) may discuss the following information regarding performance, among other topics, at upcoming investor meetings and conferences:
•Book value per common share. As of November 10, 2022, estimated book value per common share was between $20.25 and $20.45 compared to $19.94 per common share at September 30, 2022.
•GAAP leverage and economic leverage. As of November 10, 2022, estimated GAAP leverage increased to approximately 6.1:1, compared to 5.8:1 at September 30, 2022, and our economic leverage ratio decreased to approximately 6.2:1 as November 10, 2022, compared to 7.1:1 at September 30, 2022.
This information is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements which are based on statements that, to the extent they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act. Actual outcomes and results could differ materially from those forecast due to the impact of many factors beyond the control of the Company. All forward-looking statements included in this Current Report on Form 8-K are made only as of the date of this report and are subject to change without notice. Factors that could cause actual results of operations to differ from those expressed in forward-looking statements include, without limitation, the risks and uncertainties described under the headings “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the year ended December 31, 2021, filed by us with the Securities and Exchange Commission (“SEC”) and described in the other filings we make from time to time with the SEC. Copies are available on the SEC’s website at www.sec.gov. The Company disclaims any obligation to update its forward-looking statements unless required by law.
Non-GAAP Financial Measures
This Current Report on Form 8-K includes certain non-GAAP financial measures. The Company believes the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating the Company’s performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, the Company may calculate its non-GAAP metrics differently than the Company’s peers making comparative analysis difficult.
The following table presents a summary reconciliation of the Company’s estimate range of its GAAP financial results to its estimate range of non-GAAP economic leverage ratio as of November 10, 2022. Amounts for the quarter ended September 30, 2022 are based on actual results, as previously reported:

	November 10, 2022	September 30, 2022
Economic leverage ratio reconciliation	(dollars in millions)
GAAP debt	$67,933	$63,001
Less:
Non-recourse debt	(8,799)	(8,590)
Plus:
Cost basis of TBA and CMBX derivatives	10,322	16,210
Net forward purchases (sales) of investments	(1,118)	7,180
Economic debt	$68,338	$77,800
Total equity	$11,012 - 11,106	$10,952
Economic leverage ratio	6.2x	7.1x

The Company has not performed its comprehensive closing procedures and, as a result, the Company’s estimates are preliminary and based on information currently available to management. Accordingly, investors should not place undue reliance on this preliminary information. Estimates of operating results are inherently uncertain and the Company undertakes no obligation to update this information. Neither Ernst & Young LLP, the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC.
(REGISTRANT)

By:	/s/ Anthony C. Green
Name: Anthony C. Green
Title: Chief Corporate Officer & Chief Legal Officer

Dated: November 14, 2022